STOCK REDEMPTION AGREEMENT

THIS STOCK REDEMPTION AGREEMENT (this "Agreement") is entered into this 25 day of NOVEMBER, 2013 (the "Effective Date"), by and between MOHAMED NOUREDDINE AYED (the "Seller"), and TEXAS GULF ENERGY, INCORPORATED, a Nevada corporation (the "Company"). The Company and the Seller are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

RECITALS:

WHEREAS, the Seller owns 966,667 shares of Series A Convertible Preferred Stock, par value $0.00001 per share, issued by the Company, including all rights, title and interests thereunder, including but not limited to such securities' face amount and any accrued dividends related thereto (the "Seller's Securities"); and

WHEREAS, the Seller wishes to surrender to the Company all of its rights, title and interests in and to the Seller's Securities in exchange for the Company's payment to Seller of cash in an amount of One Million Dollars (US$1,000,000) (the "Redemption Payment").

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by the Parties, the Parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT:

1. Recitals. The foregoing recitals are true and correct in all respects and are hereby incorporated by reference herein.

2. Redemption of Seller's Securities; Consideration. Upon the terms and subject to the conditions of this Agreement, the Seller shall sell to the Company, and the Company shall purchase and redeem from the Seller, the Seller's Securities. In consideration for the Seller's Securities, the Company has made and will perform certain covenants and agreements herein (as set forth in Section 2.1 below, the "Consideration"). The Seller hereby irrevocably acknowledges and agrees that the Consideration represents a fair and equitable consideration for the Seller's Securities and hereby irrevocably waives any and all rights to object to the amount or the method of determining the Consideration. The Consideration for, and redemption of the Seller's Securities by the Company, shall consist of, and be administered in accordance with the following:

2.1 Redemption Payment. On the Effective Date, the Company shall deliver the Redemption Payment to the Seller by wire transfer of immediately available funds to an account identified by the Seller in writing.

2.2 Delivery of Seller's Securities. On the Effective Date, the Seller shall deliver the certificates representing the Seller's Securities to the Company (the "Stock Delivery"). The Seller shall take all necessary actions to execute and deliver such transfer agent instructions, and other instruments and documentation, including but not limited to stock powers in the form attached hereto as Exhibit A (collectively, the "Redemption Instruments"), to affect the redemption of the Seller's Securities by the

CW M.

5.1 This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has the full power and authority to execute, deliver and perform this Agreement. The Company has the full power and authority to redeem the Seller's Securities in the Company pursuant to the terms of this Agreement and to perform all of its other obligations under this Agreement.

5.2 The Company is not required to obtain any consent from, or provide any notice to, any person or entity in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

6. Additional Covenants. The Seller shall cooperate with and provide all information that is necessary or reasonably requested to the Company in connection with the preparation and filing of any and all federal, state, local and foreign income tax returns which relate to the Company and to periods prior to the date of this Agreement but which are not required to be filed until after the date of this Agreement.

7. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8. Expenses. Except as otherwise expressly provided in this Agreement, each Party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement, including all fees and expenses of agents, representatives, counsel and accountants.

9. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, or (b) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth on the signature page hereto (or to such other addresses as a Party may designate by notice to the other Party).

10. Governing Law; Venue. This Agreement and any dispute arising in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to any conflicts-of-laws principles that would require the application of any other law. Any suit arising out of or in any way related to this Agreement and/or the redemption of the Seller's Securities shall be brought in the state or federal courts situated in Harris County, Texas.

11. Further Assurances. The Parties agree to (a) furnish upon request to each other such further information, (b) execute and deliver to each other such other documents, and (c) do such other acts and things, as the other Party or Parties may reasonably request for the purpose of carrying out the intent of this Agreement and the Redemption.

12. Entire Agreement and Modification. This Agreement supersedes all prior agreements between or among the Parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement among the Parties with respect to its subject matter. No provisions of this Agreement may be amended except by a written agreement of the Company and the Seller. The exchange of copies of this Agreement shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Except as expressly provided in this Agreement, the use of the term "hereof", "herein" or words of similar import refer to this Agreement as a whole.

13. Consultation With Counsel; Voluntary Execution. Each of the Parties has had the opportunity to consult with counsel of their own choosing, and has either discussed with such counsel the provisions of this Agreement and the Redemption or has freely and voluntarily elected not to discuss such provisions with counsel. Each of the Parties has executed this Agreement and the Redemption Instruments voluntarily and with full knowledge of their significance and without any coercion or duress from the other Party. Each of the Parties has read and understands the purpose and effect of every provision of this Agreement.

14. Assignments, Successors and No Third-Party Rights. No Party may assign any of its rights under this Agreement without the prior consent of the other Parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any other person or entity other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement is for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

15. Attorneys' Fees. If litigation is brought concerning this Agreement or any of the transactions contemplated hereby, the prevailing Party shall be entitled to receive from the non-prevailing Party, and the non-prevailing Party shall upon final judgment and the expiration of all appeals immediately pay on demand, all reasonable attorneys' fees and expenses of the prevailing Party.

16. WAIVER OF JURY TRIAL. EACH OF COMPANY AND SELLER HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH OR RELATED HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COMPANY TO ENTER INTO THIS AGREEMENT.

17. Non-Disparagement. Seller agrees that, in any communications with the press or other media or any client or customer of Company, its subsidiaries, parent or its affiliates ("TXGE Companies"), he will not criticize, ridicule or make any statement which disparages or is derogatory of the (a) TXGE Companies, (b) products or services of the TXGE Companies or (c) any of the TXGE Companies' respective directors, stockholders, officers or employees.

18. Negotiated Agreement. The Parties have fully participated in the Agreement's negotiation and preparation. Accordingly, this Agreement shall not be more strictly construed against either of the Parties.

**** Signatures Appear on the Following Page ****

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

COMPANY:

TEXAS GULF ENERGY, INCORPORATED
a Nevada corporation

By: [signature]
Name: Craig Crawford
Title: Chief Executive Officer

Address:

1602 Old Underwood Road
La Porte, TX 77571
Attn: Chief Executive Officer

With a copy to:

K&L Gates LLP
200 S. Biscayne Boulevard
Suite 3900
Miami, Florida 33131
Attn: Clayton E. Parker, Esq.

SELLER:

MOHAMED NOUREDDINE AYED

By: [signature]
Name: Mohamed Noureddine Ayed

Address:
Cite Les Pins Lots 3,5,6
B.P 342 Publiposte, Les berges du Lac
1053 Tunis.
TUNISIA

MI-#450082